EXHIBIT 2






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                              SERVICE BANCORP, MHC
                                   SUMMIT BANK
                               STOCK ISSUANCE PLAN




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                                TABLE OF CONTENTS

1.  Introduction - Business Purpose.........................................  1
2.  Definitions.............................................................  1
3.  The Holding Company.....................................................  6
             Organization of the Holding Company............................  6
             Holding Company Articles of Organization and Bylaws............  7
             MHC to Control Holding Company ................................  7
4.  Conditions to Implementation of the Stock Offering......................  7
5.  Special Meeting of Corporators and Vote Required to Approve the Plan....  8
6.  Conversion of MHC to Stock Form.........................................  8
7.  Shares to be Offered....................................................  9
8.  Independent Valuation and Purchase Price of Shares......................  9
9.  Timing of Sale of Minority Stock........................................ 11
10. Method of Offering Shares and Rights to Purchase Stock.................. 11
             Subscription Offering.......................................... 11
             Community Offering............................................. 13
             Syndicated Community Offering.................................. 14
11. Additional Limitations on Purchases of Minority Stock................... 14
12. Payment for Stock....................................................... 16
13. Manner of Exercising Subscription Rights Through Order Forms............ 17
14. Undelivered, Defective or Late Order Form; Insufficient Payment......... 18
15. Completion of the Stock Offering........................................ 18
16. Market and Post-Offering Filings for Common Stock....................... 18
17. Stock Purchases by Management Persons after the Stock Offering.......... 19
18. Resales of Stock by Management Persons.................................. 19
19. Stock Certificates...................................................... 19
20. Restriction on Financing Stock Purchases................................ 19
21. Stock Benefit Plans..................................................... 19
22. Liquidation Account..................................................... 20
23. Employment and Other Severance Agreements............................... 21
24. Payment of Dividends and Repurchase of Stock............................ 22
25. Stock Offering Expenses................................................. 22
26. Interpretation.......................................................... 22
27. Amendment or Termination of the Plan.................................... 22

Exhibits

Exhibit A         Articles of Organization of the Holding Company
Exhibit B         Bylaws of the Holding Company



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1. Introduction - Business Purpose

         The Board of Trustees of Service Bancorp, MHC, a Massachusetts-chartered mutual holding company (the "MHC") and the Board of Directors of Summit Bank, the Massachusetts-chartered stock savings bank subsidiary of the MHC (the "Bank"), have determined that it is in the best interests of the MHC and of the Bank to establish a Massachusetts subsidiary holding company (the "Holding Company") as a direct subsidiary of the MHC to hold 100% of the capital stock of the Bank. In addition, the Board of Trustees of the MHC and the Board of Directors of the Bank have determined that it is in the best interests of the MHC and of the Bank for the Holding Company to offer for sale up to 49% of its Common Stock in a stock offering on a priority basis to qualifying depositors, Tax-Qualified Employee Plans of the Bank, and employees, officers, directors, and trustees of the Bank and of the MHC, with any remaining shares to be offered to the public in a Community Offering. In the event the Holding Company is not established, the Board of Trustees and the Board of Directors may elect to proceed with a stock offering by the Bank directly. In such event, any reference herein to a Stock Offering by the Holding Company shall mean a stock offering by the Bank directly, and the terms and conditions of the Stock Offering described herein shall apply to the stock offering by the Bank.

         The primary purpose of the Stock Offering is to raise additional capital for expansion of the business activities of the Bank to allow the Bank to better compete in the financial services marketplace. Since the Holding Company will not be offering all of its common stock for sale to depositors and the public in the Stock Offering, the Stock Offering will result in less capital raised in comparison to a standard mutual-to-stock conversion. In addition, the formation of the Holding Company as a "mid-tier" holding company between the MHC and the Bank will also provide greater flexibility to structure and finance the expansion of operations, including the potential acquisition of other financial institutions. Lastly, the formation of the Holding Company will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure, and by enabling the Bank to distribute capital to stockholders of the Holding Company in the form of dividends.

         Only a minority of the Common Stock will be offered for sale in the Stock Offering. As a result, the MHC's mutual form of ownership and the Bank's ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.

         The Stock Offering and the organization of the Holding Company, are subject to the approval of the Division, the FRB and the FDIC, and must be approved by the affirmative vote of at least (i) a majority of the Bank's corporators, and (ii) a majority of the Bank's Independent Corporators (who must constitute not less than 60% of all corporators) at an annual meeting or a special meeting called for such purpose.

2. Definitions

         As used herein, the terms set forth below have the following meanings:

         Acting in Concert: The term "acting in concert" means (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or (b) persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall


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be made solely by the Board of Directors of the Bank and the Holding  Company or
officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies.

         Actual Subscription Price: The price per share, determined as provided in the Plan, at which the Minority Stock will be sold in the Subscription Offering.

         Affiliate: An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the person specified.

         Application: The application, including a copy of the Plan, submitted by the Bank to the Commissioner for approval of the Stock Offering.

         Associate: The term "Associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Bank, the MHC, the Holding Company or any subsidiary of the MHC or the Holding Company or any affiliate thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director, trustee or officer of the MHC, the Holding Company or the Bank, to the extent provided in Sections 10 and 11. When used to refer to a Person other than an officer or director of the Bank, the Bank in its sole discretion may determine the Persons that are Associates of other Persons. Trustees of the MHC and directors of the Holding Company and the Bank shall not be deemed to be Associates solely as a result of their membership on such Board.

         Bank: Summit Bank, a Massachusetts savings bank organized in stock form.

         BHCA: The Bank Holding Company Act of 1956, as amended.

         Capital Stock: Any and all authorized stock of the Bank or the Holding Company.

         Commissioner:   The  Office  of  the   Commissioner  of  Banks  of  the
Commonwealth of Massachusetts.

         Community: The Massachusetts towns of Franklin, Medfield, Medway and Millis.

         Community Offering: The offering to certain members of the general public of any unsubscribed shares in the Subscription Offering which may be effected pursuant to the Plan. The Community Offering may include a Syndicated Community Offering.

         Common Stock: The Common Stock to be issued by the Holding Company to the MHC and to the public in the Stock Offering.

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         Corporator:  A member of the MHC's Board of Corporators.

         Deposit Account(s): Any withdrawable deposit(s) offered by the Bank, including NOW account deposits, certificates of deposit, demand deposits and IRA accounts and Keogh plans for which the Bank acts as custodian or trustee, but not including repurchase agreements, savings bank life insurance policies or escrow accounts.

         Division: The Division of Banks of the Commonwealth of Massachusetts.

         Effective Date: The date upon which all necessary approvals have been obtained to consummate the Stock Offering.

         Eligible Account Holder: Any Person holding a Qualifying Deposit on the Eligibility Record Date.

         Eligibility Record Date: March 31, 1997, the date for determining who qualifies as an Eligible Account Holder.

         ESOP:  The Bank's employee stock ownership plan.

         Estimated Valuation Range: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Holding Company to the MHC and to the Minority Stockholders, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         FDIC:  The Federal Deposit Insurance Corporation.

         FRB: The Board of Governors of the Federal Reserve System.

         Holding Company: The intermediate stock holding company that will be a Massachusetts corporation which will be majority-owned by the MHC and which will own 100% of the common stock of the Bank.

         Holding Company Application: The holding company application to be submitted by the MHC and the Holding Company to the FRB to have the MHC and the Holding Company acquire direct and indirect control of the Bank.

         Independent Appraiser: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

         Independent Corporator: A Corporator who is not an employee, officer, or trustee of the MHC or an employee, officer, director or "significant borrower" of the Bank.

         Independent Valuation: The estimated pro forma market value of the Holding Company and the Bank as determined by the Independent Appraiser.


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         Information Statement: The information statement required to be sent to the Corporators in connection with the Special Meeting.

         Liquidation Account: The liquidation account established pursuant to the Plan.

         Management Person: Any officer, trustee, director or Corporator of the Bank, the Holding Company or the MHC.

         Marketing Agent: The broker-dealer responsible for organizing and managing the Stock Offering and sale of the Minority Stock.

         Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer's quoted prices with other brokers or dealers.

         MHC: Service Bancorp, MHC, a Massachusetts-chartered corporation and the mutual holding company of the Bank.

         Minority Ownership Interest: The shares of the Holding Company's Common Stock owned by persons other than the MHC, expressed as a percentage of the total shares of Holding Company Common Stock outstanding.

         Minority Stock: The Common Stock to be issued by the Holding Company to Persons other than the MHC in the Stock Offering.

         Minority Stockholder: Any owner of the Holding Company's Common Stock, other than the MHC.

         Minority Stock Offering: One or more offerings of up to 49% in the aggregate of the outstanding Common Stock of the Holding Company to persons other than the MHC.

         Non-Voting Stock: Any Capital Stock other than Voting Stock.

         Notice: The Notice of Stock Issuance to be submitted by the Bank to the FDIC to notify the FDIC of the Stock Offering.

         Offering Range: The aggregate purchase price of the Minority Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to up to 49% of the Common Stock.

         Officer: The Chairman of the Board, the President, any officer of the level of vice president or above, the Clerk and the Treasurer of the Bank.


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         Person:   An   individual,   corporation,   partnership,   association,
joint-stock company,  trust (including  Individual Retirement Accounts and KEOGH
Accounts),   unincorporated   organization,   government   entity  or  political
subdivision thereof or any other entity.

         Plan:  This Stock Issuance Plan.

         Qualifying Deposit: The aggregate balances of all Deposit Accounts of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided that such aggregate balance is not less than $50.

         Regulations: The regulations of the Division regarding minority stock issuances and formation of subsidiary holding companies.

         SEC:  The Securities and Exchange Commission.

         Special Meeting: The Special Meeting of Corporators called for the purpose of voting on the Plan.

         Stock Offering: The offering of Minority Stock in a Subscription Offering and, to the extent shares remain available, in a Community Offering and Syndicated Community Offering.

         Subscription Offering: The offering of Minority Stock for subscription and purchase pursuant to the Plan.

         Subsidiary: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

         Supplemental Eligible Account Holder: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder or a Tax-Qualified Employee Plan of the Bank, or an officer, director, trustee or Corporator of the Bank or the MHC, or any associate thereof.

         Supplemental Eligibility Record Date: The date for determining who qualifies as a Supplemental Eligible Account Holder.

         Syndicated Community Offering: At the discretion of the Bank and the Holding Company, the offering of Minority Stock following or contemporaneously with the Community Offering through a syndicate of broker-dealers.

         Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including the ESOP, any stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term Non-Tax-Qualified Employee Benefit Plan means any defined benefit plan or defined contribution plan which is not so qualified.



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         Voting Stock:

         (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

               (i) To vote for or to select directors of the Bank or the Holding Company; and

               (ii) To vote on or to direct  the  conduct of the  operations  or other  significant  policies  of the  Bank  or  the  Holding
                    Company.

         (2) Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if:

               (i) Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank or the Holding Company, or the payment of dividends by the Bank or the Holding Company when preferred dividends are in arrears;

               (ii) The  preferred  stock  represents  an  essentially   passive
                    investment or financing device and does not otherwise provide the holder with control over the issuer; and

               (iii)The  preferred  stock  does  not at  the  time  entitle  the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

         (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3. The Holding Company

         A. Organization of the Holding Company

         In connection with the Stock Offering, the MHC will organize the Holding Company as a wholly-owned subsidiary and will contribute to the Holding Company all of the outstanding shares of common stock of the Bank, which will result in the MHC owning 100% of the common stock of the Holding Company and the Holding Company owning 100% of the common stock of the Bank.



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         B. Holding Company Articles of Organization and Bylaws

         The Holding Company will be chartered as a Massachusetts corporation and will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to mutual holding companies pursuant to applicable law and regulation. The initial members of the Board of Directors of the Holding Company will be the members of the existing Board of Trustees of the MHC. Following the organization of the Holding Company, the voting stockholders of the Holding Company will elect annually approximately one-third of the Holding Company's directors, in accordance with the bylaws of the Holding Company. The proposed Articles of Organization and Bylaws of the Holding Company are attached hereto as Exhibit A and B, respectively, and are made part of the Plan. By their approval of the Plan, the Corporators shall have approved and adopted the Articles of Organization and Bylaws of the Holding Company.

         C. MHC to Control Holding Company

         The Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC, provided, however, that for so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company is authorized to issue any amount of Non-Voting Stock to persons other than the MHC and to undertake one or more Minority Stock Offerings.

4. Conditions to Implementation of the Stock Offering

         Consummation of the Stock Offering is expressly conditioned upon prior occurrence of the following:

          A. Approval of the Plan by the affirmative vote of a majority of the Board of Trustees of the MHC and of the Board of Directors of the Bank.

          B. Approval of the Plan by the affirmative vote of a majority of the Corporators at a regular or special meeting of such Corporators, and by the affirmative vote of a majority of Independent Corporators (who shall constitute not less than 60% of all Corporators).

          C. Approval by the Commissioner of the Application, including the Plan and the Articles of Organization and Bylaws of the Holding Company.

          D. Submission of the Notice to the FDIC and either (i) the Bank has received a notice of intent not to object from the FDIC, or (ii) 60 days (subject to extension for an additional 60 days) have passed following the acceptance of a complete FDIC Notice by the FDIC.

          E. Approval by the FRB pursuant to the BHCA for the MHC to become a bank holding company by acquiring the majority of the Holding Company's Common Stock and for the Holding Company to become a bank holding company by acquiring all of the Bank's outstanding common stock.

          F. Submission of a Registration Statement to the SEC and the SEC declares the Registration Statement Effective.


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5. Special Meeting of Corporators and Vote Required to Approve the Plan

         Subsequent to the approval of the Plan by the Commissioner, the Special Meeting shall be scheduled in accordance with the MHC's Bylaws. Promptly after receipt of all regulatory approvals necessary to distribute the Information Statement, the MHC shall distribute the Information Statement to all Corporators. A copy of the Plan will be provided to all Corporators. Pursuant to the Regulations, the affirmative vote of at least (i) a majority of the total Corporators, and (ii) a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) voting at the Special Meeting shall be required for approval of the Plan.

6. Conversion of MHC to Stock Form

         Following the completion of the Stock Offering, the MHC may elect to convert to stock form in accordance with M.G.L.c.167H, ss.9, the Massachusetts conversion regulations set forth at 209 CMR Sections 33.01 et seq., and applicable federal laws and regulations (a "Conversion Transaction"). In the event that the MHC is chartered under federal law at the time of a Conversion Transaction, the Conversion Transaction shall be consummated pursuant to applicable regulations of the Office of Thrift Supervision or any successor thereto. There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Trustees of the MHC has no intent or plan to undertake a Conversion Transaction at this time. If the Conversion Transaction does not occur, the MHC will always own a majority of the Common Stock of the Holding Company.

         In a Conversion Transaction, the MHC would merge with and into the Bank or the Holding Company at the discretion of the MHC, and qualifying depositors of the Bank would receive the right to subscribe for a number of shares of common stock of the Holding Company, as determined by the formula set forth in the paragraphs below. The additional shares of Common Stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an Independent Appraisal.

         Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders will be entitled without additional consideration to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the following adjustments (if required by federal law, regulation, or regulatory policy) to reflect: (i) the cumulative effect of the aggregate amount of dividends waived by the MHC; and (ii) the market value of assets of the MHC (other than Common Stock of the Holding Company).

         The adjustment referred to in clause (i) of the immediately preceding paragraph above would require that the Minority Ownership Interest be adjusted by multiplying the Minority Ownership Interest by the following fraction:

          (Holding Company stockholders' equity immediately preceding the Conversion Transaction) - (aggregate amount of dividends waived by
          MHC) Holding Company stockholders' equity immediately preceding the Conversion Transaction

         The Minority Ownership Interest shall also be adjusted to reflect only assets of the MHC other than Common Stock of the Holding Company by multiplying the result obtained in the immediately preceding


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paragraph by the following fraction:

          (pro forma market value of Holding Company) - (market value of assets of MHC other than Holding Company common stock) pro forma market value of Holding Company

         At the sole discretion of the Board of Trustees of the MHC and the Board of Directors of the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the MHC will always own a majority of the Voting Stock of the Holding Company.

         A Conversion Transaction would require the approval of applicable bank regulators, and would be presented to a vote of the Corporators of the MHC and the stockholders of the Holding Company as of a voting record date prior to the completion of the Conversion Transaction. Federal and state regulatory policy requires that in any Conversion Transaction the depositors of the Bank will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form. Moreover, under Massachusetts regulations, a Conversion Transaction may not occur within three years after the completion of the Stock Offering unless (i) the Conversion Transaction is undertaken for supervisory reasons, or (ii) the Conversion Transaction is undertaken for compelling business reasons established to the satisfaction of the Commissioner.

7. Shares to be Offered

         A. The Minority Stock, upon payment therefor, will be fully paid and non-assessable and will not be insured by the FDIC. The total number of shares of Common Stock authorized under the Holding Company's Articles of Organization will exceed the number of shares of Common Stock to be issued in the Stock Offering. The total number of shares (or range thereof) of Minority Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Directors of the Bank and of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Minority Stock may be no greater than 49% of the issued and outstanding shares of Common Stock of the Holding Company.

         B. For a period of 30 days following the completion of the Reorganization, the Board of Directors of the Holding Company and the Board of Trustees of the MHC, in their sole discretion, may determine to issue or allocate shares of Common Stock ("Contingent Shares") (a) to subscribers to fill orders resulting from (i) any allocation oversights in the event of an oversubscription, (ii) lost or damaged stock order forms which the Holding Company's Board determines should have been filled in the Stock Offering, or
(iii) orders initially rejected but later found to be legitimate, or (b) in the event of an issuance described in (a), to the MHC in order to maintain a Minority Ownership Interest at a percentage desired by the Board of Trustees of the MHC and the Board of Directors of the Holding Company. Contingent Shares may be authorized but unissued shares or shares issued to the MHC in the Reorganization, and shall include no more than a number of shares equal to 3% of the shares issued in the Stock Offering. Contingent Shares will not be included in the total number of shares for purposes of determining any individual or maximum purchase limitation or the number of shares of stock to be purchased by Tax-Qualified Employee Plans. In the event of an oversubscription in the Stock Offering, Contingent Shares will be allocated to a subscriber based upon the allocation of shares to persons who had the same or similar Deposit Account balance as that subscriber.

8. Independent Valuation and Purchase Price of Shares

         The total number of shares (and a range thereof) (the "Offering Range") of Minority Stock will be determined jointly by the Boards of Directors of the Bank and the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the FDIC and the Division, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offerings if the Estimated Valuation Range is increased subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions and the aggregate purchase price is not more than 15% above the maximum of the Estimated Valuation Range.

         All shares sold in the Stock Offering will be sold at a uniform price per share referred to in the Plan as the Actual Subscription Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company and the Bank. The estimated consolidated pro forma market value of the Holding Company and the Bank will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Valuation Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The shares of Minority Stock will represent a minority ownership interest in the outstanding Common Stock of the Holding Company equal to up to 49% of the estimated pro forma market value of the Common Stock based upon the Independent Valuation. The percentage of Common Stock offered for sale in the Stock Offering and the Offering Range shall be determined by the Boards of Directors of the Holding Company and the Bank prior to commencement of the Subscription and Community Offerings, and will be confirmed upon completion of the Stock Offering.

         The number of shares of Minority Stock and the purchase price per share may be increased or decreased by the Boards of Directors of the Holding Company and the Bank. In the event that the aggregate purchase price of the Minority Stock is below the minimum of the Offering Range, or materially above the maximum of the Offering Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Offering Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Holding Company and the Bank shall establish, with the approval of the FDIC and the Division, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company and the Bank will not be deemed to be material so as to require a resolicitation of subscriptions. Based upon the Independent Valuation as updated prior to the commencement of the Subscription and Community Offerings, the Boards of Directors of the Holding Company and the Bank will fix the Actual Subscription Price. If there is a Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Common Stock is sold in such Syndicated Community Offering shall be equal to the Actual Subscription Price.

         Notwithstanding the foregoing, no sale of Minority Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and to the

FDIC and the Division that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of all shares of Common Stock at the purchase price per share is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. An increase in the aggregate value of the Minority Stock by up to 15% would not be deemed to be material. If such confirmation is not received, the Boards of Directors of the Holding Company and the Bank may cancel the Stock Offering, extend the Stock Offering and establish a new Actual Subscription Price and/or Estimated Valuation Range, extend, reopen or hold a new Stock Offering or take such other action as the FDIC and the Division may permit. The estimated market value of the Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with FDIC and Division regulations.

9. Timing of Sale of Minority Stock.

         The Bank and the Holding Company intend to consummate the Stock Offering as soon as feasible following the receipt of all approvals referred to in Section 4 of the Plan. As soon as practicable after the prospectus of the Holding Company has been declared effective by the Division and the SEC, such prospectus and accompanying order forms will be distributed to eligible subscribers in the Subscription Offering at their last known addresses appearing on the records of the Bank, and such prospectuses and accompanying order forms will be made available for use by those Persons entitled to purchase in the Community Offering. In lieu of immediately distributing the prospectus and order forms in the Subscription Offering, the Holding Company may distribute a notice of availability of the prospectuses and order forms, together with a request card and a postage--pre-paid return envelope for use in requesting such prospectus and order form. If this method is employed by the Holding Company, such notices shall be mailed not less than 30 calendar days prior to the expiration of the Subscription Offering.

         The Holding Company may commence the Stock Offering concurrently with or at any time after the mailing of the Information Statement to the Corporators. In addition, the Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Minority Stock shall be conditioned upon approval of the Plan by the Corporators at the Special Meeting.

10. Method of Offering Shares and Rights to Purchase Stock

         The Stock Offering will be conducted in compliance with the securities offering regulations of the FDIC, the SEC and the Division. In descending order of priority, the opportunity to purchase Minority Stock shall be given in the
Subscription Offering to: (1) Eligible Account Holders; (2) Supplemental Eligible Account Holders; (3) Tax-Qualified Employee Plans; and (4) employees, officers, directors and trustees of the MHC and the Bank. Any shares of Minority Stock that are not subscribed for in the Subscription Offering at the discretion of the Bank and the Holding Company may be offered for sale in a Community Offering or a Syndicated Community Offering on terms and conditions and procedures satisfactory to the Bank and the Holding Company. The minimum purchase by any Person shall be 25 shares. The Bank and the Holding Company may use their discretion in determining whether prospective purchasers are "residents," "associates," or "acting in concert", and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank and the Holding Company, and may be based on whatever evidence they choose to use in making any such determination.

         In addition to the priorities set forth below, the Board of Directors of the Bank and the Holding

Company may establish other priorities for the purchase of Minority Stock, subject to the approval of the Division and the FDIC. The priorities for the purchase of shares in the Stock Offering are as follows:

         A. Subscription Offering

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive non-transferrable subscription rights to subscribe for shares of Minority Stock in an amount equal to the greatest of $100,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Minority Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Minority Stock received by Officers and directors of the Bank including Associates of Officers and directors, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all Deposit Accounts in which he had an ownership interest as of the Eligibility Record Date.

         Priority 2: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Minority Stock in an amount equal to the greatest of $100,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, exceed available shares, the shares of Minority Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         Priority 3: Tax-Qualified Employee Plans. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, the Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Minority Stock. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company subject to the maximum purchase limitations applicable to such plans as set forth in Section 11, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering.

         Priority 4: Employees, Officers, Directors and Trustees. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, and Tax
Qualified Employee Plans, each employee, officer, director and trustee of the MHC or the Bank shall receive non-transferable subscription rights to subscribe for shares of Minority Stock in an amount equal to the greatest of $100,000, one-tenth of one percent (.10%) of the total shares offered in the Stock
Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Minority Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders; provided that the aggregate subscription rights granted to employees, officers, directors and trustees in this category shall be limited to up to 33% of the total number of shares of Minority Stock sold in the Stock Offering. Shares purchased under this Section shall be aggregated with shares purchased under the preceding priority categories when calculating the 33% purchase limitation applicable to purchases by such Persons. Shares purchased under this Section are also subject to purchase limitations on Management Persons set forth in Section 11. For purposes of this Section, trustees and directors shall not be deemed to be Associates or a group Acting in Concert solely as a result of their membership on the Board of Directors of the Bank or the Board of Trustees of the MHC. In the event that employees, officers, directors and trustees subscribe under this Section for more shares of Minority Stock than are available for purchase by them, the shares of Minority Stock available for purchase will be allocated by the Board of Directors among such subscribing persons on a equitable basis, such as by giving weight to the period of service, compensation and position of the individual subscriber, provided that no fractional shares will be allocated or issued.

         B. Community Offering

         Any shares of Minority Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Community Offering may include a Syndicated Community Offering managed by such investment banking firm or firms. The Minority Stock will be offered and sold in the Community Offering, in accordance with FDIC and Division regulations, so as to achieve the widest distribution of the Minority Stock. No Person, by himself, or with an Associate or group of Persons Acting in Concert, may subscribe for or purchase more than $100,000 of Minority Stock in the Community Offering.
Further, the Holding Company and the Bank may limit total subscriptions under this Section 10(B) so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of Common Stock.

         In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Bank's Community, then to cover the orders of any other Person subscribing for shares in the Community Offering so that each such Person may receive 1,000 shares, and thereafter, on a pro rata basis to such Persons based on the amount of their respective subscriptions.

         The terms "residence," "reside," or "residing" as used herein with respect to any person shall mean any person who occupies a dwelling within the Bank's Community, has an intent to remain with the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank and the Holding Company may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank and the Holding Company.

         The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 10.

         C. Syndicated Community Offering

         Any shares of Minority Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Bank and the Holding Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Holding Company to accept or reject in whole or in part all order in the Syndicated Community Offering. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. The Syndicated Community Offering price and the underwriting discount in the Syndicated Community Offering shall be determined by an underwriting agreement between the Holding Company, the Bank and the underwriters. Such underwriting agreement shall be filed with the FDIC, the Division and the SEC.

         If for any reason a Syndicated Community Offering of unsubscribed shares of Minority Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Division and the FDIC and to compliance with applicable state and federal securities laws. Depending upon market and financial conditions, the Board of Directors of the Holding Company and the Board of Directors of the Bank, with the approval of the Commissioner and FDIC, may increase or decrease any of the purchase limitations set forth in this
Section 10.

11. Additional Limitations on Purchases of Minority Stock

         Purchases of Minority Stock in the Stock Offering will be subject to the following purchase limitations:

          A. The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than the MHC at the close of the Stock Offering shall not exceed 49% of the Holding Company's total outstanding Common Stock.

          B. No Person or group of persons Acting in Concert, may purchase more than $100,000 of Minority Stock in the Stock Offering, except that: (i) the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the number of shares offered in the Stock Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Stock Offering; and (iii) for purposes of this subsection 11(B), shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

          C. The aggregate amount of Minority Stock acquired in the Stock Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 33% of the outstanding shares of Minority Stock at the close of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph D of this Section, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

          D. The aggregate amount of Minority Stock acquired in the Stock Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 33% of the stockholders' equity of the Bank. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph C of this Section, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

          E. Subject to the approval of the Commissioner, the Boards of Directors of the Bank and the Holding Company may, in their sole discretion, increase the maximum purchase limitation set forth in paragraph 11(B) hereof to up to 9.9%, provided that orders for Minority Stock in excess of 5% of the number of shares of Minority Stock offered in the Stock Offering shall not in the aggregate exceed 10% of the total shares of Minority Stock offered in the Stock Offering (except that this limitation shall not apply to purchases by Tax-Qualified Employee Plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Board of Directors of the Holding Company, in its sole discretion.

          F. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be issued to fill unfulfilled subscriptions of such subscribers according to their respective priorities set forth in the Plan.

          G. Notwithstanding any other provision of the Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

          H. The Boards of Directors of the Holding Company and the Bank have the right in their sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Plan.

          I. The Holding Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which depositors of the Bank reside, and will only offer and sell the Minority Stock in states in which the offers and sales comply with such states' securities laws. However, no person will be offered or allowed to purchase any Minority Stock under the Plan if he resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to purchase shares under the Plan reside in such state or foreign county; (ii) the offer or sale of shares of Minority Stock to such persons would require the Bank, the Holding Company or their employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

         Prior to the consummation of the Stock Offering, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Minority Stock, except pursuant to the Plan. Each Person purchasing Minority Stock shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in the Plan.

         EACH PERSON PURCHASING MINORITY STOCK IN THE STOCK OFFERING WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THE PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THE PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THE PLAN SHALL BE DETERMINED BY THE HOLDING COMPANY AND THE BANK IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE HOLDING COMPANY AND THE BANK MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE

OR REFERRING THE MATTER TO THE COMMISSIONER FOR ACTION, AS IN ITS SOLE DISCRETION THE HOLDING COMPANY AND THE BANK MAY DEEM APPROPRIATE.

12. Payment for Stock

         All payments for Minority Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank, together with a properly completed and executed order form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the order form or purchase order, as the case may be, unless such date is extended by the Holding Company and the Bank; provided, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Minority Stock subscribed for by such plans at the Actual Subscription Price upon consummation of the Stock Offering, provided that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Stock Offering, a loan commitment to lend to the ESOP, at such time, the aggregated Actual Subscription Price of the shares for which it subscribed. The Holding Company or the Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement.

         Payment for Minority Stock shall be made either by check or money order, or if a purchaser has a Deposit Account in the Bank, such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser's passbook, money market or certificate account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser's Deposit Account but may not be used by the purchaser until the Minority Stock has been sold or the 45-day period (or such longer period as may be approved by the Commissioner) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at a rate established by the Bank on payment for Minority Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If for any reason the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

13. Manner of Exercising Subscription Rights Through Order Forms

         Each order form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each order form will contain, among other things, the following:

          A. A specified date by which all order forms must be received by the Bank, which date shall be not less than 20 nor more than 45 days, following the date on which the order forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

          B. The purchase price per share for shares of Minority Stock to be sold in the Subscription and Community Offerings;

          C. A description of the minimum and maximum number of shares of Minority Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

          D. Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Minority Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

          E. An acknowledgment that the recipient of the order form has received a final copy of the prospectus prior to execution of the order form;

          F. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed order form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the order form for the shares of Minority Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

          G. A statement to the effect that the executed order form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

         Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

14. Undelivered, Defective or Late Order Form; Insufficient Payment

         In the event order forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Minority Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated order form within the time period specified thereon; provided, that the Bank may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of the Plan and of the order forms will be final, subject to the authority of the Commissioner and the FDIC.

15. Completion of the Stock Offering

         The Stock Offering will be terminated if not completed within 90 days from the date of approval by the Commissioner, unless an extension is approved by the Commissioner.

16. Market and Post-Offering Filings for Common Stock

         If at the close of the Stock Offering the Holding Company has more than 300 shareholders of any class of stock, the Holding Company shall:

          (i) use its best efforts to encourage and assist a market maker to establish and maintain a market for that class of stock;

          (ii) use its best efforts to list that class of stock on a national or regional securities exchange, or on the Nasdaq system; and

          (iii)register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

17. Stock Purchases by Management Persons after the Stock Offering

         For a period of three years after the Stock Offering, no Management Person or his or her Associates may purchase, without the prior written approval of the Commissioner, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC. The foregoing shall not apply to (i) negotiated transactions involving more than 1% of the outstanding Common Stock, or (ii) purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Bank or the Holding Company even if such stock is attributable to Management Persons or their Associates.

18. Resales of Stock by Management Persons

         Minority Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death or substantial disability, as determined by the Commissioner, of the Management Person or Associate.

19. Stock Certificates

         Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Sections 17 and 18. Appropriate instructions shall be issued to the Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

20. Restriction on Financing Stock Purchases

         The Holding Company will not offer or sell any of the Minority Stock proposed to be issued to any person whose purchase would be financed by funds loaned to the person by the Holding Company, the

Bank or any of their Affiliates.

21. Stock Benefit Plans

         The Board of Directors of the Bank and/or the Holding Company intend to adopt one or more stock benefit plans for the benefit of the employees, officers and directors of the Bank and the Holding Company, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in the Plan. Pursuant to the Regulations, the Bank and the Holding Company may authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Minority Stock. The Bank or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Minority Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Bank to fail to meet any of its regulatory capital requirements. The Plan specifically authorizes the grant and issuance by the Holding Company of (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the number of shares of Minority Stock issued in the Stock Offering (and in an amount equal to up to 5% of the Minority Stock issued in the Stock Offering if the Recognition Plans are adopted more than one year after the completion of the Stock Offering), (ii) options to purchase a number of shares of the Holding Company's Common Stock in an amount equal to up to 10% of the number of shares of Minority Stock issued in the Stock Offering and shares of Common Stock issuable upon exercise of such options, and (iii) Common Stock to one or more Tax Qualified Employee Plans, including the ESOP, at the closing of the Stock Offering or at any time thereafter, in an amount equal to up to 8% of the number of shares of Minority Stock issued in the Stock Offering if the Recognition Plans award Common Stock sooner than one year after the completion of the Stock Offering, and up to 10% of the number of shares of Minority Stock issued in the Stock Offering if the Recognition Plans are adopted more than one year after the completion of the Stock Offering. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Holding Company's Common Stock, or shares of Common Stock purchased by the Holding Company or such plans in the open market. The Recognition Plans and the stock option plans will be subject to stockholder approval.

22. Liquidation Account

         The Bank or the Holding Company shall establish at the completion of the Stock Offering a Liquidation Account in an amount equal to the product of
(i) the percentage of the Holding Company's Common Stock issued in the Stock Offering, and (ii) the net worth of the Bank (determined in accordance with generally accepted accounting principles) as set forth in the latest statement of financial condition contained in the prospectus used in connection with the Stock Offering. For example, if the Stock Offering is for 49% of the Holding Company's Common Stock, then the initial liquidation account shall be equal to 49% of the net worth of the Bank as shown on its latest financial statement used in connection with the Stock Offering. The Liquidation Account will be maintained by the Bank and/or the Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts with the Bank following the Stock Offering. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with 209 CMR 33.05(12).

         In the unlikely event of a complete liquidation of the Bank and the Holding Company (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balances for his deposit accounts then held, before any liquidating distribution may be made to any holders of the Holding Company's or Bank's capital stock. No Conversion Transaction and no merger, consolidation, reorganization, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank or the Holding Company is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

         The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder's or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For Deposit Accounts in existence on both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on such record dates. Such initial subaccount balance shall not be increased by additional Deposits, but shall be subject to downward adjustment as described below.

         If, at the close of business on the last day of any period for which the Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of the Stock Offering, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in the balance of such Deposit Account. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section and Section 86.4(f)(5) of the Regulations, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Bank and the Holding Company subsequent to the Stock Offering and only out of funds available for such purpose after payment of all creditors.

         Neither the Bank nor the Holding Company shall be required to set aside funds for the purpose of establishing the Liquidation Account, and the creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that neither the Bank nor the Holding Company shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the Liquidation Account.

23. Employment and Other Severance Agreements

         Following or contemporaneously with the Stock Offering, the Bank and/or the Holding Company may enter into employment and/or severance arrangements with one or more executive officers of the Bank and/or the Holding Company. It is anticipated that any employment contracts entered into by the Bank and/or the Holding Company will be for terms not exceeding three years and that such contracts will provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors. The Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers which provide for the payment of severance compensation in the event of a change in control of the Bank and/or the Holding Company. The terms of such employment and severance arrangements have not been determined as of this time, but will be described in any prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the Commissioner.

24. Payment of Dividends and Repurchase of Stock

         The Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause its regulatory capital to be reduced below the amount required to maintain the Liquidation Account and under FDIC rules and regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with applicable laws and regulations. Subject to any applicable regulatory approvals, the MHC may waive its right to receive dividends declared by the Holding Company.

25. Stock Offering Expenses

         The Regulations require that the expenses of the Stock Offering must be reasonable. The Bank and the Holding Company will use their respective best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Stock Offering will be reasonable.

26. Interpretation

         All interpretations of the Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Holding Company and the Bank shall be final, subject to the authority of the Commissioner.

27. Amendment or Termination of the Plan

         If necessary or desirable, the terms of the Plan may be substantively amended by a majority vote of the Board of Trustees of the MHC and by the Board of Directors of the Bank as a result of comments from regulatory authorities or otherwise, at any time prior to approval of the Plan by the Corporators. At any time after approval of the Plan by the Corporators, the terms of the Plan may be amended only with the concurrence of the Commissioner. The Plan may be terminated by a majority vote of the Board of Trustees of the MHC or by a majority vote of the Board of Directors of the Bank at any time prior to the date of the Special Meeting, and may be terminated by a majority vote of the Board of Trustees of the MHC or by a majority vote of the Board of Directors of the Bank at any time thereafter with the concurrence of the Commissioner.


Dated:    Effective April 1, 1998

                            ARTICLES OF ORGANIZATION

                              SUMMIT BANCORP, INC.


                                 ARTICLE I. NAME

         The exact name of the corporation is: Summit Bancorp, Inc.


                               ARTICLE II. PURPOSE

         The purpose of the corporation is to engage in the following business activities: To buy, sell, deal in, or hold securities of every kind and description; and in general to carry on any business permitted to corporations organized under Chapter 156B of the Massachusetts General Laws as now in force or hereafter amended.


                      ARTICLE III. AUTHORIZED CAPITAL STOCK

         The total number of shares and par value of each class of stock that the Corporation is authorized to issue is as follows:

         Common:                      10,000,000 shares, $.01 par value
         Preferred:                    2,000,000 shares, $.01 par value


                            ARTICLE IV. CAPITAL STOCK

         A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

               A. Common Stock. Except as provided by law or in this ARTICLE IV (or in any certificate of establishment of series of preferred stock), holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

         Each share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

               B. Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized, by vote or votes from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Corporation into one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

               1. The distinctive serial designation and the number of shares constituting such series;

               2. The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

               3. The voting powers, full or limited, if any, of shares of such series;

               4. Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               5. The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               6. Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

               7. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               8. The price or other consideration for which the shares of such series shall be issued;

               9. Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

               10. Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

         Any such vote shall become effective when the Corporation files with the Secretary of State of The Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

         Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         Subject to the authority of the Board of Directors as set forth in Paragraph 9 above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this Section B.

         Except as specifically provided in these Articles, the holders of Preferred Stock or Common Stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.

                  ARTICLE V. RESTRICTIONS ON TRANSFER OF SHARES

         The restrictions, if any, imposed by these Articles upon the transfer of shares of any class are: None.


                       ARTICLE VI. OTHER LAWFUL PROVISIONS

         6.1 Corporate Governance

         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

               A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

               B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide or unless so requested by a stockholder entitled to vote thereon.

               C. Any action to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by the unanimous consent in writing by such stockholders.

               D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"), (provided, however, that if there is an Interested Stockholder (as defined in Section C of Section 6.4), any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors (as defined in Section C of Section 6.4) then in office). Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 34(b) of Chapter 156B (the "Massachusetts Business Corporation Law") of the General Laws of The Commonwealth of Massachusetts (or successor provisions) requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

         6.2 Directors

               A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

               B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum (provided, however, that if there is an Interested Stockholder, any such action by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office), and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

               C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

               D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting and the Director will be provided an opportunity to be heard before the stockholders.

         6.3 Amendment to Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall require the affirmative vote of a majority of the Disinterested Directors then in office at such meeting). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

         6.4 Certain Business Combinations

               A. In addition to any affirmative vote required by law or these Articles, and except as otherwise expressly provided in this Section 6.4:

                    1. any merger or  consolidation  of the  Corporation  or any
               Subsidiary (as defined in Section C of this Section 6.4) with (i) any Interested Stockholder (as defined in Section C of this Section 6.4), or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in Section C of this Section 6.4) of an Interested Stockholder; or

                    2. any sale, lease, exchange,  mortgage, pledge, transfer or
               other   disposition   (in  one   transaction   or  a  series   of
               transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as herein defined in Section C of this Section 6.4) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                    3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as defined in Section C of this Section 6.4) equaling or exceeding 25% of the combined Fair Market Value of the outstanding Common Stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (established with the approval of a majority of the Disinterested Directors then in office); or

                    4. the adoption of any plan or proposal for the  liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                    5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

               shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or any Certificate of Establishment or in any agreement with any national securities exchange or otherwise.

         The term "Business Combination" as used in this Section 6.4 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Section 6.4.

               B. The provisions of Section A of this Section 6.4 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by these Articles, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

                    1. The Business  Combination  shall have been  approved by a majority of the Disinterested Directors (as defined in Section C of this Section 6.4) then in office.

               2. All of the following conditions shall have been met:

                    (a) The  aggregate  amount  of the cash and the Fair  Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following

                         (1) (if  applicable)  the  Highest  Per Share Price (as
                    hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                         (2) the Fair Market  Value per share of Common Stock on
                    the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Section 6.4 as the "Determination Date"), whichever is higher.

                    (b) The  aggregate  amount  of the cash and the Fair  Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                         (1) (if  applicable)  the  Highest  Per Share Price (as
                    hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                         (2) (if applicable) the highest preferential amount per
                    share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                         (3) the Fair  Market  Value per share of such  class of
                    Voting   Stock   on  the   Announcement   Date   or  on  the
                    Determination Date, whichever is higher.

                    (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph
               B.2 of this Section 6.4 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                    (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as defined in Section C of this Section 6.4) then in office, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation;
               (2) there shall have been (i)
               no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors then in office, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                    (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (f) A proxy or information statement describing the proposed
               Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          C. For the purposes of Section 6.1 and this Section 6.4:

               1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

               2. "Interested Stockholder" shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

                    (a) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

                    (b) is an  Affiliate  of  the  Corporation  and at any  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                    (c) is an  assignee  of or has  otherwise  succeeded  to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

               3. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                    (a) which such person or any of its affiliates  beneficially owns, directly or indirectly; or

                    (b) which such person or any of its  affiliates  has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more clauses of Section A of Section 6.4) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                    (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

               and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any affiliate thereof, and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

               5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then in office.

               7. "Fair Market Value" means:

                    (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated

               Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and

                    (b) in the case of  property  other than cash or stock,  the
               Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

               8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

               9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Section 6.4 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         D. A majority of the Directors of the Corporation then in office (provided, however, that if there is an Interested Stockholder, any such determination shall also require the affirmative vote of a majority of the Disinterested Directors then in office) shall have the power and duty to determine for the purposes of this Section 6.4, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors then in office shall have the further power to interpret all of the terms and provisions of this Section 6.4.

         E. Nothing contained in the Section 6.4 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         F. Notwithstanding any other provisions of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles or any Certificate of Establishment, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Section 6.4.

         6.5 Standards for Board of Directors' Evaluation of Offers. The Board of Directors of the Corporation, in determining whether the interests of the
Corporation and its stockholders will be served by any offer of another Person (as defined in Section 6.4) to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

         6.6 Indemnification

          A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director or an Officer of the Corporation or is or was serving at the request of the
     Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          B. The right to indemnification conferred in Section A of this Section
     6.6 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in  advance  of its  final  disposition  (hereinafter  an  "advancement  of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Section 6.6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          C. If a claim under Section A or B of this Section 6.6 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.6 or otherwise, shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Section 6.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

          E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the

     Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law.

          F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.6 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

          G. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section 6.6 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

         6.7 Limitation of Liability of Directors.

          A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Section 6.7 shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

          B. No amendment or repeal of this Section 6.7 shall adversely affect the rights and protection afforded to a Director of this Corporation under this Section 6.7 for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

         6.8 Transactions with Interested Persons

          A. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

          B. For the purposes of this Section 6.8, "Interested Person" means any person or organization in any way interested in the Corporation whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

          C. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

          D. The provisions of this Section 6.8 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

         6.9 Acting as a Partner

         The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

         6.10 Stockholders' Meetings

         Meetings of stockholders may be held at such place in The Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

         6.11 Ownership of Voting Stock by Mutual Holding Company

         At all times so long as Service Bancorp, MHC (the "Mutual Holding Company"), the majority holder of the Corporation's Common Stock, shall be in existence, the Mutual Holding Company shall own at least a majority of the Voting Stock of the Corporation and the Corporation shall not be authorized to issue any shares of Voting Stock or take any action while the Mutual Holding Company is in existence if after such issuance or action the Mutual Holding Company shall own less than the majority of the Corporation's Voting Stock. For these purposes, "Voting Stock" means Common Stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder: (i) to vote for or to select directors of the Corporation; and (ii) to vote on or to direct the conduct of the operations or other significant policies of the Corporation. Notwithstanding anything in the preceding sentence, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the Corporation; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Corporation. Notwithstanding anything in the preceding two sentences, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

         6.12 Conversion Transaction

          A. In the event that the Mutual Holding Company elects to convert to stock form in accordance with applicable law and regulation (a "Conversion Transaction"), the Mutual Holding Company or its successor may merge or combine with the Corporation, Summit Bank (the "Bank"), the Corporation's wholly-owned subsidiary or any other corporation formed or controlled by the Mutual Holding Company or the Corporation, and the depositors of the Bank will receive the right to subscribe for a number of shares of Common Stock of the surviving or resulting corporation determined as set forth in the Stock Issuance Plan (the "Plan") of the Bank's mutual savings bank predecessor. The additional shares of Common Stock of the Corporation issued in the Conversion Transaction shall be sold at their aggregate pro forma market value. Pursuant to the Plan, in any Conversion Transaction, the minority stockholders of the Corporation (who consist of the holders of Common Stock other than the Mutual Holding Company), will be entitled to maintain the same percentage ownership interest in the Common Stock of the Corporation (or the resulting corporation) after the Conversion Transaction as their ownership interest in the Common Stock of the Corporation immediately prior to the Conversion Transaction, subject only to adjustment (if required by federal or state law, regulation, or regulatory policy) to reflect (i) the cumulative effect of the aggregate amount of dividends waived by the Mutual Holding Company, (ii) the market value of assets of the Mutual Holding Company (other than Common Stock of the Corporation) and
     (iii) any other factors required by applicable law.

          B. At the sole discretion of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Corporation, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs of this Section 6.12. If a Conversion Transaction does not occur, the Mutual Holding Company will always own a majority of the Voting Stock of the Corporation.

         6.13 Amendment to Articles of Organization.

         These Articles may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at any time within the 60 day period immediately preceding the meeting at which the stockholder vote is to be taken, there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office), that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class.

                           ARTICLE VII. EFFECTIVE DATE

         The effective date of organization of the Corporation shall be the date approved and filed by the Secretary of the Commonwealth.


                      ARTICLE VIII. DIRECTORS AND OFFICERS

         The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.   The  street  address  of  the  principal   office  of  the  Corporation  in
     Massachusetts is: 81 Main Street, Medway, Massachusetts 02053

b. The name, residential address and post office address of each Director and Officer of the Corporation is as follows:

               NAME               RESIDENTIAL ADDRESS       POST OFFICE ADDRESS
               ----               -------------------       -------------------
President:  Eugene G. Stone        57 Moore Avenue           Franklin, MA 02038
Treasurer:  Warren W. Chase        ____________________      ___________________
Clerk:      James W. Murphy        234 Orchard Street        Millis, MA  02054
Director:   Eugene G. Stone        57 Moore Avenue           Franklin, MA 02038


c. The fiscal year (i.e., tax year) of the Corporation shall end on the last day of the month of: June

d. The name and business address of the resident agent, if any, of the Corporation is: NONE

                               ARTICLE IX. BYLAWS

         Bylaws of the Corporation have been duly adopted and the President, Treasurer, Clerk and Directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this Corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this _______ day of _______, 1998


                            Robert B. Pomerenk, Esq.
                      Luse Lehman Gorman Pomerenk & Schick
                     5335 Wisconsin Avenue, N.W., Suite 400
                              Washington, DC 20015

                              SUMMIT BANCORP, INC.

                                     BYLAWS


                            ARTICLE I - STOCKHOLDERS

         Section 1. Annual Meeting. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

         Section 2. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter, the "Whole Board").

         Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Massachusetts General Laws or the Articles of Organization of the Corporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the Article FOURTH of the Corporation's Articles of Organization), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         Section 5. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his absence, the Chief Executive Officer or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

         Section 6. Conduct of Business.

         (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this

Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, he shall declare to the meeting and the defective nomination shall be disregarded.

         Section 7. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.

         Section 8. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         Section 9. Consent of Stockholders in Lieu of Meeting. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                         ARTICLE II - BOARD OF DIRECTORS

         Section 1. General Powers, Number and Term of Office. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be sixteen (16). The Board of Directors may annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. In the absence of a Chairman of the Board, meetings of the Board of Directors will be chaired by a Director selected by the Board of Directors from among its members.

         The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his successor shall have been duly elected and qualified. No person shall be elected or appointed to serve or shall continue to serve as a Director if he or she has reached the age of seventy-two (72) years.

         Section 2. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term specified by the Directors then in office or, if not so specified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than five
(5) days before the meeting or be telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 5. Quorum. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         Section 6. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting but shall not constitute attendance for the purpose of compensation pursuant to Section 9 of this Article II, unless the Board of Directors by resolution so provides.

         Section 7. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 8. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

               (1) To declare dividends from time to time in accordance with law;

               (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

               (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

               (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

               (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

               (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

               (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

               (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         Section 9. Compensation of Directors

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

         Section 10. Removal.

         A director may be removed only for cause as provided in the Corporation's Articles of Organization. Any Director may resign at any time giving written notice to Chairman of the Board or the Secretary. Any Director who is absent from three or more meetings of the Board of Directors in a twelve month period, or four or more meetings in a 24 month period, shall no longer be qualified to serve as a Director and shall be removed automatically from his or her position as a Director.

                            ARTICLE III - COMMITTEES

         Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to applicable law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filled with the minutes of the proceedings of such committee.

         Section 3. Nominating Committee. The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members, one of which shall be the Chief Executive Officer (if a member of the Board of Directors). The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw provision and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

                              ARTICLE IV - OFFICERS

         Section 1. Generally.

         (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders may choose a Chairman of the Board, and shall choose a President, a Chief Executive Officer, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. The Chairman of the Board, if any, shall be chosen from among the Directors. Any number of offices may be held by the same person.

         (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

         (c) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         Section 2. Chairman of the Board. The Chairman of the Board, if one is chosen, shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity and, when present, shall preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

         Section 3. Chief Executive Officer. The Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him by the Board of Directors. Subject to the direction of the Board of Directors, and in the absence of a Chairman of the Board, the Chief Executive Officer shall have all of the powers and perform all of the duties of the Chairman of the Board (as designated in Section 2), and shall also have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board, if any), employees and agents of the Corporation.

         Section 4. President. The President shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 5. Vice Presidents. The Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

         Section 6. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors or the Chief Executive Officer.

         Section 7. Assistant Secretaries and Other Officers. The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors or the Chief Executive Officer.

         Section 8. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK

         Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be by facsimile.

         Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         Section 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section  5.   Regulations.   The  issue,   transfer,   conversion   and
registration   of  certificates  of  stock  shall  be  governed  by  such  other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

         Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram or other courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram or other courier, shall be the time of the giving of the notice.

         Section 2. Waivers. A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

         Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Comptroller or by an Assistant Secretary or an assistant to the Comptroller.

         Section 3. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE VIII - AMENDMENT

         The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change is given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the Notice of the Meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock Designation or these Bylaws, the affirmative votes of the holders of at least eighty percent (80%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.



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